UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2019

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2019, Todd M. Sechrist, President-Americas for EnerSys, provided notice of his intent to retire effective March 31, 2019.

On January 31, 2019, Myles Jones, President-Asia for EnerSys, provided notice of his intent to retire effective March 31, 2019. Holger P. Aschke will assume Mr. Jones’ responsibilities in addition to continuing his duties as President-Europe, Middle East and Africa for EnerSys.

Item 7.01. Regulation FD Disclosure

Effective April 1, 2019, EnerSys plans to change its reportable business segments from being based on geographic regions to line of business, which are motive power and energy systems (which includes energy solutions related to telecommunications systems, uninterruptible power systems, and other specialty power applications).

Item 8.01. Other Events

EnerSys has announced that (a) Shawn O’Connell, who was previously Vice President Sales and Service Reserve Power Americas, has been promoted President Motive Power Americas, and (b) Andrew Zogby, who was the former President of Alpha Technologies, has been appointed President Energy Systems Americas.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: February 1, 2019	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer